SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 FORM 8-K/A
                               CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 23, 1999



                        BUTLER NATIONAL CORPORATION
         (Exact name of Registrant as specified in its charter)

 Delaware                          0-1678                         41-0834293
(State of Incorporation)  (Commission File Number)           (I.R.S. Employer
                                                           Identification No.)



                11920 West 161st Street, Olathe, Kansas  66062
                (Address of Principal Executive Office)(Zip Code)

      Registrant's telephone number, including area code:  (913) 780-9595

   Former Name, former address and former fiscal year if changed since last report:

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Item 4.

(a) On August 10, 1999, the Company filed a report on Form 8-K reporting the resignation of its independent auditor, Grant Thornton LLP ("Grant Thornton"), on August 3, 1999. On August 19, 1999, the Company received a letter from Grant Thornton addressed to the Securities & Exchange Commission stating that Grant Thornton was in agreement with the statements contained in the Company's 8-K filed on August 10. A copy of Grant Thornton's letter is attached hereto as Exhibit 16.

      In its August 19 letter, Grant Thornton confirmed the Company's belief that during the two most recent fiscal years there have been no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved, would have caused Grant Thornton to make reference thereto in its report on the consolidated financial statements of the Company for such years.

      In its August 19 letter, Grant Thornton described the reasons for its resignation and stated its belief that the circumstances leading to its resignation were reportable events. These matters relate to (i) Discontinued Operations, (ii) Indian Gaming Costs, (iii) STCs and (iv) the response of senior management, each of which is described in Grant Thornton's letter attached to this report as Exhibit 16.

     Grant Thornton resigned as independent auditor of the Company prior to discussing any of these matters with the Company's audit committee, the board of directors of the Company or the Company's former auditors. The Company has authorized Grant Thornton to respond fully to the inquiries of its successor accountant concerning these matters.

     Item 7.  Financial Statements and Exhibits

     (C)Exhibits

          16Letter from Grant Thornton LLP dated August 19, 1999

                                 Signatures


Pursuant to the requirements of the Securities & Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

                                   Butler National Corporation
                                        (Registrant)


August 23, 1999                    /S/ Clark D. Stewart
    (Date)                         Clark D. Stewart, President
                                   and Chief Executive Officer


August 23, 1999                    /S/ Robert E. Leisure
    (Date)                         Robert E. Leisure
                                   Chief Financial Officer